CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in this annual report on Form 10-K of our report dated December 22, 1995, on our audit of the consolidated financial statements of American Skiing Company as of July 3, 1995 under the heading "Selected Financial Data" in Form 10-K. However, it should be noted that Pricwaterhouse Coopers LLP has not prepared or certified such "Selected Financial data".


/s/ PricwaterhouseCoopers LLP

Boston Massachusettts
October 26, 1998